UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2008

APPLETON PAPERS INC.
(Exact name of registrant as specified in its charter)

Delaware	333-82084	36-2556469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 East Wisconsin Avenue P.O. Box 359 Appleton, Wisconsin	54912-0359
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number, including area code:  (920) 734-9841

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Amendment of Termination Protection Agreement with Mark R. Richards

The Corporation’s Board of Directors amended the Termination Protection Agreement (the “Agreement”), dated April 4, 2005, between the Corporation and Mark R. Richards.  The amendment provides for an increase in the cash payment to Mr. Richards upon a covered Change of Control to three times his base salary and target bonus:  if the Corporation terminates his employment; or if Mr. Richards terminates his own employment for “Good Reason.”  Mr. Richards was previously entitled to receive a cash payment of two times his base salary and target bonus in such an event.  (Capitalized terms are defined in the Agreement which is an exhibit to the Corporation’s 2005 10K.)

The Corporation’s Board Directors based its decision to amend Mr. Richard’s agreement on the Corporation’s rewards philosophy that positions Appleton’s compensation and rewards program at the median for general and paper industry companies of similar revenue size as determined by third party analysis of such programs and companies.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLETON PAPERS INC.

By:          /s/ Angela Tyczkowski
Name:      Angela Tyczkowski
Title:        Vice President, Secretary, General Counsel andChief Compliance Officer

Dated: January 9, 2008